BUTZEL LONG, a professional corporation
                               380 Madison Avenue
                               New York, NY 10017

                               Tel: (212) 818-1110
                               FAX: (212) 818-0494
                           e-mail: barrett@butzel.com



                                   April 23, 2009




To the Trustees of Tax-Free Fund of Colorado

     We consent to the incorporation by reference into post-effective amendment No. 25 under the 1933 Act and No. 26 under the 1940
Act of our opinion dated April 29, 2008.


                                  Butzel Long, a professional
                                   corporation



                                      /s/ William L.D. Barrett
                                  By:__________________________